Exhibit 99.1

CORO GLOBAL INC.

April 23, 2020

LETTER FROM THE CEO

I hope that you and your family are in good health and high spirits.

The global health crisis has created an unprecedented environment of mitigation and uncertainty. The resulting economic impact has seen trillions of dollars of deficit stimulus spending worldwide. Governments in both highly developed and emerging markets have printed unimaginable amounts of fiat currency to support domestic markets and financial systems. Here in the United States, the federal government has already approved $2.5 trillion in COVID-19 related relief and economic support. On April 21, the Senate approved another $484 billion in support for small businesses, hospitals, and COVID testing. The US House of Representatives is expected to pass the bi-partisan relief bill by the end of this week.

Central bank balance sheets are expanding to record levels. The US government also approved another $4 trillion for the Federal Reserve to support the US financial system. The Fed is now purchasing $41 billion in assets daily. Central banks of the G7 countries purchased $1.4 trillion in financial assets during the month of March alone. This is 5x the previous monthly G7 asset purchase record, set in April of 2009. The result of enormous quantitative easing and central bank balance sheet expansion will be the substantial devaluation of fiat currencies.

Amid this global pandemic and associated financial crisis, a stable and trustworthy currency is more important than ever. In April, Microsoft co-founder Bill Gates talked about how the COVID-19 pandemic will push us to keep progressing digitally. This is especially true as it relates to the $1 trillion global market for mobile payments. In this new environment, Coro is well-positioned to thrive. Throughout the pandemic, our team has powered ahead in our determination to deliver the world’s first global payment application that includes gold - the most trusted currency in human history.

The value of gold has risen more than 500% over the past 20 years. During that same period, the S&P has only risen 80%, and the US dollar has continued to decline in purchasing power. While the COVID-19 pandemic has seen most assets fall substantially in value and plunged us into a financial crisis, gold’s value has continued to appreciate. Today, the spot price for gold is $1,700 per ounce. Bank of America research analysts have published a new report titled “The Fed can’t print gold,” in which they point to a surge in fiscal outlays and a doubling in central bank balance sheets, bringing fiat currencies under pressure. The report raised the 18-month price target for gold to $3,000 per ounce, more than 50% higher than the previous price record.

With this important context in mind, it is our pleasure to provide an update on recent accomplishments and developments at Coro Global Inc.

SEC S1 Registration

During Q1 Coro received positive news regarding the resale registration statement the Company filed with the SEC. After an extensive review process, the registration statement was declared effective by the SEC, having an effective date of February 7, 2020. The SEC Notice of Effectiveness is available, along with all of our SEC filings, on the Coro Global website. The completion of this process was an important step for us, helping to clear the way for commercial launch and marketing of the Coro payment application.

Florida Money Services Business License

Coro is a regulated and registered Money Services Business (MSB). On March 18, the State of Florida Office of Financial Regulations issued a Money Transmitter License (FT2) to Coro Corp. the fully owned subsidiary of Coro Global Inc. This State of Florida license comes in addition to the MSB Registration for Coro Corp. completed with the Financial Crimes Enforcement Network (FinCEN) of the US Department of the Treasury in 2018. With the issuance of the Florida license and the applications in additional states currently under review, we are well underway with the nationwide license application process. Coro expects to be licensed in at least 15 states by the end of Q2 and have completed a nation-wide application deployment by year-end. We also intend to pursue a money transmitter license in both Mexico and Canada in that timeframe.

Coro Technology Development

During Q1 we focused on quality assurance and beta testing of the Coro mobile application. Extensive functionality testing was completed by one of the leading independent crowdsourced testing providers for mobile applications.  Coro’s development team was prompt to remediate any bugs or technical issues identified during third party functionality testing. Feedback from the crowdsourced testing community relating to the Coro app design and user experience was very positive. Functionality testing will continue during Q2 as we enhance performance and the user experience. Extensive security and vulnerability testing will commence during May. Coro has engaged a leading provider of vulnerability assessments and cybersecurity testing for mobile applications.

The crowdsourced community of “ethical” hackers will conduct robust penetration testing on the Coro application. Any identified bugs or security vulnerabilities will be reported and remediated by Coro’s development team. With final technical integrations and quality assurance well underway, our development team is making excellent progress toward the commercial launch of the Coro app, scheduled for the end of Q2.

Marketing, Communications and Growth Strategy

During Q1 Coro invested significant time and resources in developing winning marketing, communications, and customer acquisition strategy. Coro’s strategy follows a growth marketing approach, with rapid experimentation across marketing channels and product development paths to determine the most effective and sustainable way to acquire and retain customers.

Our go-to-market strategy fuses data analysis and behavioral research to identify key customer segments. UX/UI design optimization, highly targeted advertising, thought leadership, and PR tactics are implemented to target customers efficiently and build Trust, which is the foundational pillar of our brand. Coro’s growth plan is divided into two main stages - the Pre-commercial launch stage and the Post-launch stage. The Post-launch stage is divided into Traction, Transition, and Growth sub-stages.

During these sub-stages, we will achieve product-market fit, determine and continuously optimize our growth levers, and gear up for long-term sustainable growth and customer retention.  Our launch will not take place over a single event or day. Rather, Coro’s commercial launch will be a 90-day period of traction, during which we gather valuable user feedback and critical data points relating to the success of our messaging and advertising channels. I will keep you apprised of the pre-launch campaigns and marketing efforts in the next CEO update.

Rebranding and New Coro Global Website

During Q1 the Company implemented a rebranding strategy. The Company was formerly named Hash Labs Inc.; however, we recognized that there were important benefits in aligning our Coro product brand with our corporate identity. Therefore, in February, we completed the process of notifying FINRA of our corporate name change from Hash Labs Inc. to Coro Global Inc. Our trading symbol was changed from HLAB to CGLO. In conjunction with the rebranding, a new website was created for Coro Global. Please take a moment to visit our new site at www.Coro.Global

This concludes my update for April. Your questions and feedback are always welcome. I will be in touch with you again next month with another update. In the meantime, please enjoy this recent podcast interview with David Dorr, my Coro co-founder. Dave shares some great global macro market insights that are very timely and relevant to the purpose and value of Coro.

Best wishes to you and your loved ones for continued peace and health.

J. Mark Goode

Chief Executive Officer

Coro Global Inc.

Cautionary Note Regarding Forward-Looking Statements: Matters discussed in this letter contain forward-looking statements. When used in this update, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law.